UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 3, 2018

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in Monaker Group, Inc.’s (“Monaker’s”, the “Company’s” and “our”) filings with the Securities and Exchange Commission, we held various outstanding convertible promissory notes representing amounts owed to us by Bettwork Industries, Inc., whose common stock is traded on the OTC Pink market under the symbol “BETW” (“Bettwork”), which totaled $5.25 million in principal amount due and payable.

Specifically, Bettwork owed the Company:

○

$750,000 representing amounts we were owed under a $750,000 promissory note originally provided to us by Crystal Falls Investments, LLC (“Crystal Falls” and the “$750,000 Note”), which debt was assumed by Bettwork on August 31, 2017, pursuant to an Assignment and Novation Agreement, which amount was due and payable pursuant to its terms on May 15, 2018, and was in default as of July 2, 2018;

○

$2.9 million under a Secured Convertible Promissory Note (the “$2.9 Million Secured Note”) entered into on August 31, 2017, in connection with the acquisition by Bettwork of certain technology and assets from the Company. The amount owed under the $2.9 Million Secured Note accrues interest at the rate of (a) six percent per annum until the end of the last day of the month in which the sale occurred; and (b) the greater of (i) six percent per annum and (ii) the prime rate plus 3 3/4% per annum, thereafter through maturity, which maturity date is August 31, 2020, provided that the interest rate increases to twelve percent upon the occurrence of an event of default; and

○

$1.6 million under a Secured Promissory Note (the “$1.6 Million Secured Note” and collectively with the $750,000 Note and $2.9 Million Secured Note, the “Bettworks Notes”), representing amounts Bettwork agreed to pay us in consideration for the acquisition, on May 31, 2018, of the ‘right to own’ 12 parcels of land on Long Caye, Lighthouse Reef, Belize.

All of the Bettwork Notes described above were convertible into shares of Bettwork’s common stock, at our option at a conversion price of $1.00 per share (the “Conversion Price”), unless, prior to the notes being paid in full, Bettwork completed a capital raise or acquisition and issued common stock or common stock equivalents (including, but not limited to convertible securities) with a price per share (as determined in our reasonable discretion) less than the Conversion Price then in effect (each a “Transaction”), at which time the Conversion Price will be adjusted to match such lower pricing structure associated with the Transaction.

On July 3, 2018, and effective as of July 2, 2018, the Company and Bettwork entered into a Debt Conversion Agreement (the “Debt Conversion Agreement”), whereby we converted the $5,250,000 of principal amount owed under the Bettwork Notes into 7,000,000 shares of common stock of Bettwork at $0.75 per share.

The Debt Conversion Agreement provided that the Bettwork Shares were issued in exchange for the Bettwork Notes and in consideration for the full retirement and payment in full thereof, with the Company forgiving any accrued and unpaid interest thereon, and not in connection with the conversion of the Bettwork Notes pursuant to their terms.

The description of the Debt Conversion Agreement above is not complete and is qualified in its entirety by the Debt Conversion Agreement filed wherewith as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, which information is incorporated by reference in this Item 2.01 in its entirety, effective on July 2, 2018, we and Bettwork entered into the Debt Conversion Agreement, whereby we converted $5.25 million of principal amount of outstanding promissory notes owed to us by Bettwork into 7,000,000 shares of Bettwork’s common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Debt Conversion Agreement Between Monaker Group, Inc. and Bettwork Industries Inc. dated July 3, 2018

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: July 6, 2018	By:	/s/ Omar Jimenez
		Name:	Omar Jimenez
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Debt Conversion Agreement Between Monaker Group, Inc. and Bettwork Industries Inc. dated July 3, 2018

* Filed herewith.